SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Measurement Specialties, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	22-2378738
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Lucas Way, Hampton, VA	23666
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

n/a	n/a

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:   (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share
(Title of class)

Explanatory Note:

This registration statement on Form 8-A is being filed to change the registration of the common stock, no par value (the “Common Stock”), of Measurement Specialties, Inc., a New Jersey corporation (the “Registrant”), from Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to Section 12(g) under the Exchange Act in connection with the listing of the Common Stock on The Nasdaq National Market (“Nasdaq”). The Common Stock is currently registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange (“Amex”). The Registrant anticipates that the listing of the Common Stock on Amex will be terminated following the closing of trading on Amex on September 12, 2005 and that the listing of the Common Stock on Nasdaq will begin at the opening of trading on the Nasdaq on September 13, 2005.

Item 1. Description of Registrant’s Securities to be Registered

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form 8-A filed on July 31, 1987, as amended by Forms 8-A filed on April 21, 1993 and July 26, 1995, respectively.

Item 2. Exhibits

The following exhibits are filed as a part of this registration statement:

3.1
Second Restated Certificate of Incorporation of the Registrant (previously filed with the Securities and Exchange Commission as an Exhibit to the Quarterly Report on Form 10-Q filed on February 3, 1998 and incorporated herein by reference)

3.2	By-Laws of the Registrant (previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10-K filed on July 5, 2000 and incorporated herein by reference)

4.1
Specimen Stock Certificate of Registrant (previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 (File No. 333-57928) filed on March 29, 2001 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Measurement Specialties, Inc. (Registrant)

Date: September 6, 2005	By:	/s/ John Hopkins
John Hopkins
Secretary and Chief Financial Officer

EXHIBIT INDEX

3.1
Second Restated Certificate of Incorporation of the Registrant (previously filed with the Securities and Exchange Commission as an Exhibit to the Quarterly Report on Form 10-Q filed on February 3, 1998 and incorporated herein by reference)

3.2	By-Laws of the Registrant (previously filed with the Securities and Exchange Commission as an Exhibit to the Annual Report on Form 10-K filed on July 5, 2000 and incorporated herein by reference)

4.1
Specimen Stock Certificate of Registrant (previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 (File No. 333-57928) filed on March 29, 2001 and incorporated herein by reference)